Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the below listed registration statements of our reports dated February 24, 2026, relating to the financial statements of Brighthouse Financial, Inc. and the effectiveness of Brighthouse Financial, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

Form S-3:
No. 333-282011

Form S-8:
No. 333-290513
No. 333-225197
No. 333-282071

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
February 24, 2026